EXHIBIT 10.02
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                         EXECUTIVE EMPLOYMENT AGREEMENT
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      THIS EXECUTIVE  EMPLOYMENT AGREEMENT ("the AGREEMENT") is made and entered into on April 10, 2000 by and between AUGUST PROJECT 1 CORP., a Florida corporation (the "COMPANY"), and JON KOCHEVAR (the "EXECUTIVE"), who hereby agree as hereinafter provided:

      Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

      "BASE COMPENSATION" shall have the meaning set forth in Section 5.

      "BOARD OF DIRECTORS" means the directors of the Company.

      "CAUSE" shall have the meaning set forth in Section 10(b).

      "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full time basis for three (3) consecutive months, or for an aggregate of six (6) months in any consecutive twelve (12) month period.

      "EMPLOYMENT COMMENCEMENT DATE" means the date hereof.

      "EMPLOYMENT PERIOD" means that period commencing on the Employment Commencement Date and ending two (2) years from the date hereof unless terminated earlier pursuant to Section 10 hereof.

      "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 10.

      "FISCAL YEAR" means the fiscal year of the Company ending December 31 or as such fiscal year as may be amended by the Board of Directors.

      "SCHEDULED EMPLOYMENT TERMINATION DATE" means the later of (a) the day immediately preceding the second (2nd) anniversary of the Employment Commencement Date or (b) such date as is specified by either the Company or the Executive in a Notice of Termination.

      "SUBSIDIARIES" means any wholly owned subsidiaries of the Company, if any.

      Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for the Employment Period.


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      Section 3. EMPLOYMENT CAPACITY AND DUTIES. The Executive shall be employed throughout the Employment Period as the President of the Company. The Executive shall have the duties and responsibilities incumbent with this position, but at all times shall act in accordance with the directions given by the Board of Directors.

      Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote all of his working time and efforts (except for absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities.

      Section 5. COMPENSATION. The Executive shall be paid "BASE COMPENSATION" for each Fiscal Year at an annual rate of $80,000 in 26 bi-weekly equal installments or such other basis as may be determined by the Board of Directors. The Base Compensation shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

      Section 6. PAYMENT OF EXPENSES. The Company shall pay the Executive's reasonable expenses, including expenses for travel, entertainment and similar items, in accordance with the Company's expense policies as determined from time to time by the Board of Directors. The Employee shall provide all documentation in connection with such expenses as the Board of Directors shall request. If there is a dispute as to the eligibility of an expense for payment in accordance with the Company's expense policies, then such expense shall be determined to be payable by the Company if approved by the Board of Directors. Any such determination shall be final and binding on the parties hereto. Notwithstanding any other provision hereof, any expenses which cumulatively exceed one thousand dollars ($1,000) in any one month shall require the prior written approval of the Board of Directors to be eligible for reimbursement hereunder.

      Section 7. EMPLOYEE BENEFITS, VACATIONS. During the Employment Period, the Executive shall receive the benefits and enjoy the perquisites described below:

              (a) BENEFIT PLANS. The Executive shall be entitled to participate in any perquisite, benefit or compensation plan, including any medical insurance plan or other plans which is generally applicable to all salaried employees of the Company (collectively referred to as the "BENEFIT PLANS"). The Company does not guarantee, represent or warrant that any Benefit Plan will be available or will continue to be available hereunder during the term of this Agreement.

              (b) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of two (2) weeks (ten [10] working days).

      Section 8. COMPANY LIFE INSURANCE; MEDICAL EXAMINATIONS. At any time during the Employment Period, the Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may determine. The Executive shall have no right to any interest in any such policy or policies, but he shall, at the request of the Company, submit to such medical


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examinations, supply such information and execute such applications, instruments and other documents as reasonably may be required by the insurance company or companies to whom the Company has applied for such insurance.

      If requested by the Company, the Executive shall submit to at least one medical examination during each Fiscal Year at such reasonable time and place and by a physician or physicians determined and selected by the Company.

              Section 9. CERTAIN COMPANY PROTECTION PROVISIONS. The following provisions apply for the protection of the Company:

                   (a) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee of the Company, he will have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL
INFORMATION"), including, without limitation, any lists of customers or suppliers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans, marketing or operational plans, technical data and information, technology, software, product information or other information of the Company (whether or not such information qualifies as a "trade secret" under applicable law) and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. Any technology, software, or patents created, obtained, designed, or produced by Executive during the Employment Period shall be deemed to be Confidential Information; however, any technology, software, or patents created, obtained, designed, or produced by Executive during any period other than the Employment Period shall be deemed not to be Confidential Information. The Executive agrees to faithfully keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, technology, software, information and records and other information and aids relating to the Company's business, and any and all other documents (and all copies thereof) containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company all such property or documents (and all copies thereof) which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles or otherwise.

                   (b) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable, for any reason, then that provision shall be amended to correspond to that considered reasonable by a court and as amended shall be enforced and


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the remaining  provisions shall remain effective.  In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief (without the posting of a bond) upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

      Section 10. TERMINATION OF EMPLOYMENT.
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              (a)   NOTICE  OF   TERMINATION;   EMPLOYMENT   TERMINATION   DATE.
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                    (1) Any  terminatio7n of the  Executive's  employment by the
Company  or  the  Executive   shall  be   communicated  by  written  "NOTICE  OF
TERMINATION" to the other party thereto.

                    (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following:

                    (A) If  the   Executive's   employment  is  terminated   for
                        Disability, the date that the Notice of Termination is given;

                    (B) If  the  Executive's  employment  is  terminated  by the
                        Executive  by  voluntary  action of the  Executive  (see
                        Section 10(e)), the date specified in the Notice of Termination, which date (except with the written consent of the Company to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given;

                    (C) The death of the Executive;

                    (D) If  the  Executive's  employment  is  terminated  by the
                        Company for Cause (see Section 10(b)(1)), the date on which a Notice of Termination is given; and

                    (E) If  the  Executive's  employment  is  terminated  by the
                        Company other than for Cause, Disability or death of the Executive (see Section 10(f)), the date specified in the Notice of Termination which date (except with the written consent of the Executive to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given.

              (b) TERMINATION FOR CAUSE:
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                    (1) The Company may terminate the Executive's employment and the Employment Period for Cause. For the purposes of this Agreement, the Company


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shall have "CAUSE" to terminate  employment  hereunder (A) if termination  shall have been the result of an act or acts of willful misconduct injurious to the Company, monetarily or otherwise; (B) upon the willful and continued failure by the Executive substantially to perform his duties with the Company; (C) if the Executive is convicted of a felony crime; or (D) if the Executive willfully fails to follow the directives of the Board of Directors in connection with his employment hereunder.

                    (2) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive within ten (10) days of such termination, his unpaid Base Compensation through the Employment Termination Date at the rate in effect at the time Notice of Termination is given, plus any expenses incurred in accordance with Section 6 hereof.

              (c) TERMINATION FOR DISABILITY. The Company may terminate the Executive's employment because of the Disability of the Executive and thereafter shall pay to the Executive (or his successors) (1) his unpaid Base Compensation through the third full month following the Employment Termination Date at his then effective Base Compensation rate plus (2) any expenses incurred in accordance with Section 6 hereof.

              (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then effective Base Compensation rate, plus (2) any expenses incurred in accordance with Section 6 hereof.

              (e) TERMINATION OF EMPLOYMENT BY THE EXECUTIVE. The Executive shall have the right voluntarily to terminate his employment prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under Section 10(b)(2) had he been terminated for Cause.

              (f) COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE. If the Company shall terminate the Executive's employment other than for Cause or, pursuant to Section 10(c) or (d), then the Company shall pay to the Executive his unpaid Base Compensation through the Scheduled Employment Termination Date at his then effective Base Compensation Rate, plus (2) any expenses incurred in accordance with Section 6 hereof.

              (g) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of Disability due to physical or mental illness, he shall continue to receive his full Base
Compensation at the rate then in effect until this Agreement is terminated pursuant to Section 10(c) hereof. Thereafter, his benefits shall be determined in accordance with the Company's Benefit Plans.

      Section 11. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami-Dade County, Florida in accordance with the rules of the American Arbitration Association then in effect.


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      Section  12.  SUCCESSORS  AND  ASSIGNS.  Except as  hereinafter  expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business and assets.

      If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to this estate.

      This Agreement is personal in nature and the Executive shall not, without the consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

      As used in this Agreement, the "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in the first paragraph of this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      Section 13. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or delivered by nationally recognized overnight delivery service, addressed to the parties at their respective addressed set forth under their respective signatures below or such other person or addresses as shall be given by notice of any party. Such notice shall be deemed to be given on the date of delivery.

      Section 14. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

      Section 15. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Florida, and the various terms, provisions,


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covenants  and  agreements,  and the  performance  thereof,  shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida, unless otherwise indicated herein. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

      Section 16. INDEPENDENT REPRESENTATION. Each party hereto acknowledges and agrees that it has received independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. In addition, Executive acknowledges that Kirkpatrick & Lockhart LLP ("K&L") is solely representing the Company in connection with this Agreement and all of the other documents associated with this transaction.

      Section 17. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

      Section 18. SURVIVAL. The provisions of Sections 9, 11, 12, 15 and 16 shall survive termination of this Agreement for any reason.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Employment Agreement as of the date first above written.

AUGUST PROJECT 1 CORP.                   JON KOCHEVAR

By:_________________________________     ________________________________
Name:_______________________________     Address:
Title:______________________________     ________________________________
Address:____________________________     ________________________________
22 South Links Drive, Suite 204          ________________________________
Sarasota, Florida  34236                 ________________________________


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